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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 76                                   Trade Date: 07/14/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 07/17/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 15, 2003




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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGA6              $9,482,000.00              4.00%                  07/15/13                 100%


Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    10/15/03                   Yes                    Yes                           100% 07/15/04
   quarterly                                                                   semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------          -------------------       -----------
 $9,363,475.00             $118,525.00               $2.00             ABN AMRO Financial
                                                                         Services, Inc.
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